EXHIBIT 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the period ended March 31, 2004 of M (2003) plc (the “Company”) on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

October 8, 2004

By:

/s/ JOHN JAMESON WHITE
Name: John Jameson White
Title: Chief Executive Officer

/s/ RICHARD ANTHONY ROBINSON
Name: Richard Anthony Robinson
Title: Chief Financial Officer